SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): April 25, 2009

                              DAULTON CAPITAL CORP.
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             (Exact name of Registrant as specified in its charter)



           Nevada                       None                   30-0459858
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(State or other jurisdiction   (Commission File No.)         (IRS Employer
     of incorporation)                                     Identification No.)


                           39 New Brighton Manor S.E.
                                Calgary, Alberta
                                 Canada T2Z 4G8
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          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (888) 387-1403
                                                           --------------


                                       N/A
                ------------------------------------------------
          (Former name or former address if changed since last report)

Item 1.01   Entry into a Material Definitive Agreement

     On April 25, 2009 Daluton Capital signed an agreement to acquire approximately 90% of the outstanding shares of Energy Solutions People Inc. in exchange for 7,234,034 shares of Daulton's common stock. Energy Solutions was incorporated in Nevada in September 2007. Shortly after its formation, Energy Solutions acquired the rights to various renewable energy products, the most significant of which are wind turbines and solar powered electrical generators.

     In May 2009 Daulton plans to acquire the remaining outstanding shares of Energy Solutions for 1,087,750 shares of its common stock.

     As of April 30, 2009 Energy Solutions had not commenced sales and had not generated any revenue.

     The Agreement relating to the acquisition of Energy Solutions contains customary representations and warrants as well as conditions that must be fulfilled prior to the closing of the acquisition.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   April 28, 2009
                                          DAULTON CAPITAL CORP.


                                          By:    /s/ Ryan Beamin
                                              --------------------------------
                                              Ryan Beamin, President